UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2012
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EMCORE Corporation (the “Company”) previously reported on November 9, 2011, that the Compensation Committee of the Board of Directors of the Company had, at the recommendation of the Company’s Executive Management, approved temporary decreases in the annual base salaries of its Chief Executive Officer, its Chief Financial Officer and each of the other current named executive officers of the Company (the “Named Executive Officers”). On January 25, 2012, the Compensation Committee of the Board of Directors of the Company ended, effective January 30, 2012, the temporary decreases in the annual base salaries of its Named Executive Officers and adjusted salaries for certain Named Executive Officers.  Accordingly, effective January 30, 2012 the annual base salaries of the Named Executive Officers are as follows:

•	the annual base salary of Reuben F. Richards, Jr., the Company's Executive Chairman and Chairman of the Board, which was previously temporarily decreased by 30%, will be restored to $450,444.75;

•	the annual base salary of Hong Q. Hou, Ph.D., the Company's Chief Executive Officer and President, which was previously temporarily decreased by 30%, will be restored to $450,444.75;

•	the annual base salary of Mark Weinswig, the Company’s Chief Financial Officer, which was previously decreased by 20%, will be restored to $260,000;

•	the annual base salary of Christopher Larocca, the Company's Chief Operating Officer, which was previously decreased by 20%, will be restored to $260,000;

•	the annual base salary of Monica Van Berkel, the Company's Chief Administration Officer, which was previously decreased by 20%, will be increased to $235,000; and

•
the annual base salary of Charlie Wang, Ph.D., the Company's Executive Vice President, China Operations, has been decreased from $230,000 to $200,000, because Dr. Wang will be receiving a portion of his compensation from Suncore Photovoltiacs Co, Ltd, the Company’s joint venture in China, where he serves as General Manager.

In addition, after temporarily suspending the Company’s Outside Directors Cash Compensation Plan (the “Plan”) effective November 7, 2011, the Compensation Committee has approved reinstatement of the Plan effective January 30, 2012.

ITEM 8.01                 Other Events.

On January 27, 2012, the Company announced that its Board of Directors approved a one-for-four reverse stock split of Company common stock (the “Reverse Stock Split”).  The Reverse Stock Split was approved by the Company’s shareholders at its June 14, 2011 annual meeting.

To implement the Reverse Stock Split, the Company will file an amendment to its Restated Certificate of Incorporation with the New Jersey Secretary of State, and the Reverse Stock Split will become effective on the date the filing is accepted by the Secretary of State.  The Company anticipates that the Reverse Stock Split will be effective after the close of trading on February 15, 2012.  When the Reverse Stock Split becomes effective, every four shares of issued and outstanding Company common stock will be automatically combined into one issued and outstanding share of common stock, and proportional adjustments will be made to Company options, warrants and other securities entitling their holders to purchase shares of Company common stock.

Further information may be found in the Company’s press release announcing the approval of the Reverse Stock Split, as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 27, 2012, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: January 27, 2012	By: /s/ Mark Weinswig Name: Mark Weinswig Title: Chief Financial Officer